Exhibit 99.1

Ameris Ban c orp 4 th Quar t e r 201 5 E a r n i n g s P r ese n t a tion E d w in W . Hortman , J r . – P r eside n t & C E O Dennis J . Z e m be r , J r . – EVP & CFO

Cautionary Statements

This presentation contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Management of Ameris Bancorp (the "Company") uses these non-GAAP measures in its analysis of the Company's performance. These measures are useful when evaluating the underlying performance and efficiency of the Company's operations and balance sheet. The Company's management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company's management believes that investors may use these non-GAAP financial measures to evaluate the Company's financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Tangible common equity and Tier 1 capital ratios are non-GAAP measures. The Company calculates the Tier 1 capital using current call report instructions. The Company's management uses these measures to assess the quality of capital and believes that investors may find them useful in their evaluation of the Company. These capital measures may, or may not be necessarily comparable to similar capital measures that may be presented by other companies.

This presentation may contain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "believe", "estimate", "expect", "intend", "anticipate" and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements and are referred to the Company's periodic filings with the Securities and Exchange Commission for a summary of certain factors that may impact the Company's results of operations and financial condition.

2

Corporate Profile

- Headquartered in Moultrie, Georgia
- Founded in 1971 as American Banking Company
- Historically grown through acquisitions of smaller banks in areas close to existing operations
- Recently announced acquisition of Jacksonville Bancorp in Jacksonville, Florida.
- Recent growth through acquisition of Merchants & Southern (Gainesville, Fl) and 18 branches from Bank of America.
- Four state footprint with 98 offices


Nashville
Charlotte
Greenville
Columbia
Atlanta
Augusta
Beaufort
Charleston
Hilton Head
Macon
Savannah
Montgomery
Albany
Tifton
HEADQUARTERS
MOULTRIE, GA
Brunswick
Valdosta
Jacksonville
Dothan
Tallahassee
St. Augustine
Mobile
Gainesville
Panama City
Orlando
Tampa

3
3

Current Focus

Improved and More Consistent Operating Performance

Almost singular focus of our team right now is to produce the results we have projected.

- Maintain double digit revenue growth with 12%-15% growth in loans, funded almost entirely with low cost deposits augmented by highly profitable and growing lines of business (Mortgage, SBA and Treasury)
- Expense management aimed at producing low single digit growth rates in operating expenses. Continued corporate restructure, branch consolidations and better distribution of administrative work load until we achieve our efficiency ratio goals.

Refine an Already Strong Balance Sheet

- Building significant diversification into our Balance sheet with focus on asset classes with lower long term loss rates.
- Insulate ourselves from rate movements and economic swings with highly stable, non-rate sensitive deposits.
- Grow capital levels and book value through higher than average ROAs and ROTCE.

M&A Opportunities

Still looking at M&A opportunities but being highly selective and still sticking to our three criteria:

- Neutral (or almost neutral) to TBV
- Accretive to our franchise
- Meaningfully accretive to EPS (relative to size of acquisition) Not afraid of the $10 billion hurdle

4

4th Quarter Operating Results

	Quarter to date results			Year to date results		
	4Q15	4Q14	Chg	4Q15	4Q14	Chg
Int Inc before Accretion	$ 49,689	$ 40,620	22%	$ 178,712	$ 152,023	18%
Accretion income	2,912	4,280	-32%	11,681	12,543	-7%
Interest Expense	3,983	3,893	2%	14,856	14,680	1%
Net Interest Income	48,618	41,007	19%	175,537	149,886	17%
Provision (1)	553	888	-38%	5,264	5,648	-7%
Non-Interest Income	22,407	16,362	37%	85,586	62,836	36%
Core Opex (1)	48,998	36,376	35%	173,428	133,423	30%
Credit Costs, recurring	2,223	5,290	-58%	17,707	13,506	31%
Income before taxes	19,251	14,815	30%	64,724	60,145	8%
Income tax expense	3,928	4,190	-6%	18,690	18,861	-1%
Preferred Dividends	-	-	0%	-	286	0%
Operating Net Income	$ 15,323	$ 10,625	44%	$ 46,034	$ 40,998	12%
Earnings Per Share	$0.47	$0.39	20%	$1.43	$1.56	-8%
Avg Diluted Shares	32,595	27,090	20%	32,127	26,259	22%

(1) - excludes amounts seen below related to one time charges

One-time charges	4Q15	4Q14	Chg	4Q15	4Q14	Chg
Merger-related expenses	$ 1,807	67		7,980	$ 3,940	
Credit charge - Provision	-	-		-	-	
Credit charge - OREO	-	-		-	-	
Total	1,807	67		7,980	3,940	
After tax effect	$ 1,175	44		5,187	$ 2,561	
Reported Net Income	$ 14,148	10,581	34%	40,847	38,437	6%
Reported EPS	$ 0.43	$ 0.39	11%	$ 1.27	$ 1.46	-13%

YTD Results

- Total Revenue climbed to $261.1 million, up 22.8% from 2014 levels.
- Non-Interest Income climbed to $85.6 million, up 36%
- Net Income from Mortgage & SBA divisions improved 99% to $12.3 million.
- 2015 Operating ROA and ROTCE were 1.11% and 13.66%, respectively.
- Spread income increased 17.1% vs. 2014 levels.
- Core Operating Expenses (before merger and credit costs) were up $40.0 million or 30% over 2014 levels, due to $1.5 billion in total assets from M&A.
- LOB costs up $7.2 million in 2015 while revenue from LOB's were up $17.2 million.
- Credit costs of $23.0 million in 2015, higher by $3.8 million because of $10.6mm special charge. Credit costs of $4.8mm in 2H15 compared to $11.0mm in 2H14.

5

Revenues – 4Q15



Total Quarterly Revenue
(in millions)
$80.0
$70.0
$60.0
$50.0
$40.0
$30.0
$20.0
$38.7
$47.6
$48.9
$54.6
$53.6
$53.8
$59.3
$69.7
$68.9
4Q 13
1Q 14
2Q 14
3Q 14
4Q 14
1Q 15
2Q 15
3Q 15
4Q 15

4Q Revenue Impacted by Mortgage Seasonality

Spread revenue improved 2.7% over linked 3Q due to continued deployment of excess liquidity (tax equiv basis)

- Solid loan growth at the end of 4Q15 should positively impact 1Q16.
- 4Q15 Accretion income of $2.9 million vs. $3.0 million in 3Q15 and $4.3 million in 4Q14.

Mortgage volumes impacted by fourth quarter seasonality.

- 4Q15 mortgage production totaled $254.2 million compared to $311.0 million in 3Q15 and $197.2 million in 4Q14.
- Gain on sale margins steady at 353bps in 4Q15.

1st Quarter Expectations

- Expect steady to improving spread income despite shorter quarter.
- Mortgage production should build as should the pipeline. Expect gains in the fair value of the pipeline and positive impacts from lower mortgage rates.

6

R e venues – 2016 Drivers • Covered loan runoff over the p ast few y ears h as greatly muted the results from o u r loan production engine . • N et Loa n s ( L e g ac y l oa n s l e s s Covered L o a n s) a n d Net Loan Re v e nue s s h o u ld b enefit from faster or g ani c g rowth rates and d rastically reduced level s of covered loans . • December 2015 Pipeline is $ 415 mill i on vs . December 2 014 pipeline of $ 258 million . • P r oje cted 201 6 le v e ls a ss um e sa m e g r ow t h ra te as 2 0 1 5 at existing yields . Increased Contributi o n from Organi c Growth • Desp i te a s l ower 4Q15 than expected, m or tgag e and SBA revenues were u p 32.4%. • Ope n pipeline at end o f 20 15 w a s $ 94 m ill i o n com p ared to $57 million at end of 2014. • SB A p roduct i on in 2 01 5 was $ 6 5 mil l ion com p are d t o $ 59 m ill i o n in 20 14 . Expec t product ion t o approach $100mm i n 2016. Mortgage & SBA Run Rates $(10,682) 7 $(4,770) $(4,510) $8,252 $11,358 - $15,000 - $10,000 - $5,000 $0 $5,000 $15,000 $10,000 2012 2013 2014 2015 2016 P roj Annualized Interest Income Impact of Legacy Growth offset b y Covered Loan Runoff

Non-Interest Income – 4Q15



$90.0
$60.0
$30.0
$0.0
2010
2011
2012
2013
2014
2015

- Deposit charges up 40% in 2015 vs. 2014, resulting from BoA and M&S acquisitions.
- Mortgage revenue up 41.6% million or $10.8 million in 2015. Mortgage net income contribution increased $6.1 million or 99% in 2015.
- Mortgage profitability margins much higher than industry average. Focused on relationships with builders, brokers and R/E agents.
- SBA revenues up 12.0% in 2015. SBA net income contribution up 24.7% in 2015.

	4Q15	3Q15	4Q14
Mortgage production (000's)	245,463	311,007	197,227
Mortgage GOS (1) - retail	3.53%	3.51%	4.19%
Open Pipeline	94,478	105,290	57,005
SBA Production:	13,478	14,432	6,800
SBA sold loans	10,750	8,842	1,600
SBA GOS %	11%	11%	11%
SBA Pipeline	43,458	40,196	18,200

1 – GOS – "gain on sale" of loans



Total Revenue from Mortgage & SBA
$17.0
$14.0
$11.0
$8.0
$5.0
$2.0
$10.3
$6.9
1Q 14
2Q 14
3Q 14
4Q 14
1Q 15
2Q 15
3Q 15
4Q 15

8

Expenses – 4Q15



Core Operating Expenses
(in millions)
Bank Level Opex
LOB Expenses
$50.0
$40.0
$30.0
$20.0
$10.0
$0.0
$25.8
$24.9
$27.7
$29.4
$30.7
$31.1
$38.6
$40.2
$4.8
$6.7
$7.1
$7.0
$7.0
$8.9
$8.7
$8.8
1Q 14
2Q 14
3Q 14
4Q 14
1Q 15
2Q 15
3Q 15
4Q 15

Opex Leverage in 1Q16 and 2Q16

- Expense leverage is our management team's primary focus in 2016.
- Expense saves from branch closures should reduce Opex by another $750k per quarter over 4Q run rate.
- FDIC indemnification expense of $1.6 million in 4Q15 and $5.3mm in YTD15 expected to be approx. $800k in 1Q16 and $1.8mm in YTD16.
- M&S consolidation occurred in 4Q15. Included approx. $0.45mm of expenses that will not be recurring in 1Q16.
- Incentive accruals $1.3 million higher than normal levels in 4Q15. Expect these to moderate back in 1Q16.
- Other strategies in place to drive meaningful leverage and profitability in 2016.

1 – Core operating expenses exclude Problem loan and OREO costs as well as merger-related charges

9

Expense s – Credit R e l a t e d Co s ts • Credi t cost s down 56% in 2H 2015 compare d to 2H 2014 • Material Improvement in the Impact to ROA A and ROTCE: 1 – C r e d it co s t s includ e provisio n for loa n losses and ORE O related costs. More Reliabl e Level s o f Credi t Expenses $3.9 10 $4.2 $4.9 $8.0 $6.2 $4.2 $13.9 $2.1 $2.8 $- $4.0 $12.0 $16.0 1Q 14 2Q 14 3Q 14 4Q 14 1Q 15 2Q 15 3Q 15 4Q 15 Credit Costs, Including Provision (i n millions) Actual Actual P r ojec t ed 2014 2015 201 6 T o t al C r edit Co s ts Impact t o RO AA Impact t o R O T CE $19.15 -0.35% -4.62% $22.97 -0.31% -3.77% $10.0 0 -0.11% -1.47%

Loans – 4Q15



Total Loans Oustanding
(in billions)
$4.5
$3.5
$2.5
$1.5
$2.84
$2.84
$2.89
$3.46
$3.66
$3.91
3Q 14
4Q 14
1Q 15
2Q 15
3Q 15
4Q 15

13.4% - 2015 loan growth (legacy and PNC) excluding all acquisitions and loan pools. Improvement from 2014 levels of 9.7%.

$64 million – amount of runoff in covered loans (net of reclass to PNC). Improvement from $127 million in 2014.

Total Loan Growth of $249.7 million against linked quarter from:

- *Organic Growth during 4Q15 of $66.8 million or 8.7% **annualized***
- *Growth of $182.9 million related to purchased whole loan mortgage pools. Pools currently paying on about a 3.2 yr. avg. life.*

Loan Production Details

Period	Fixed Rate [2]		Variable Rate [2]		Total	
4Q15	$ 216.8	4.53%	$ 96.0	4.34%	$ 312.9	4.47%
3Q15	$ 196.2	4.64%	$ 91.1	4.50%	$ 287.3	4.59%
2Q15	$ 233.9	4.49%	$ 96.9	4.44%	$ 330.8	4.48%

1 – PNC – purchased, non-covered loans.

2 – combined yield includes transaction fees and interest earned.

11

Loan P ort f olio - Diversified Dec -2007 Loan Mix vs . Dec -2015 Loan Mix 200 7 P o rt f olio Cha r ac t e ri s t ics • Concentrate d i n Commercia l Real Estate , 42% o f whic h was constructio n o r development. • A& D was concentrated o n the Sout h Georgia Coas t and the Florid a Panhand l e i n economies that wer e no t drive n by industry. • Mortgag e loan s wer e concentrated i n bank customers that di d no t o r coul d no t acquire secondar y market financing . • Vas t majority o f the approval authorit y rested with ou r bank president s and their regional executives. 201 5 Loan Portfolio 200 7 Loan Portfolio 201 5 P o rt f olio Cha r ac t e ri s t ics • Significantl y better diversificatio n with large r investment s i n Mortgag e and Municipal credits . Onl y 20% o f CR E i s A& D oriented. • CR E assets concentrated i n Atlanta, Jacksonville, Columbia , Savanna h and Charleston . Constructio n assets are i n hig h growth markets with large builders. • 65% o f Mortgag e assets are with secondar y type assets (65%) with ful l doc underwriting . 15% o f ou r mortgag e assets have a guaranteed take ou t by supe r-regional purchasers . 41% o f the assets are highl y- marketab l e secondar y ARM. • Approval authorit y rests with 5 regional credi t officers . Credi t admin team include s 22 portfoli o managers, as wel l as credi t suppor t teams specifically fo r construction, CRE , and municipal assets . 12

Loan Portfolio – CRE Concentrations
Dec-2007 vs. Dec-2015

2007 Commercial Real Estate Portfolio


Investor
30%
Construction
14%
Acquisition &
Development
28%
Owner
Occupied
24%
Multi-Family
4%

2015 Commercial Real Estate Portfolio


Investor
39%
Construction
11%
Owner
Occupied
35%
Acquisition &
Development
9%
Multi-Family
6%

- **Only 7% of total loans are in Construction or A&D.**
- Nominally, we have less in Construction and A&D than we did in 2007, despite a loan portfolio 2.5x as large.
- Construction portfolio is split 45% residential and 55% commercial. Average commercial construction commitment is $525,000.
- Average CRE loan is $421,000 million
- 55% of our CRE portfolio is in Atlanta, Charleston, Jacksonville, Savannah or Columbia.

13

Loan Portfolio – Mortgage Pools

	Balance	Price	Book Value	WAL	Yield	LTV	DTI	FICO
Pool 1	$37,286	102.7	$38,298	3.2	3.58%	59.1	27.6	758
Pool 2	$118,717	101.2	$120,194	3.1	3.76%	49.4	35.7	725
Pool 3	$78,549	102.1	$80,232	3.3	3.26%	71.6	36.5	746
Pool 4	$15,401	101.0	$15,551	2.7	3.01%	70.9	30.0	768
Pool 5	$126,157	102.2	$128,994	3.2	3.00%	67.9	31.6	748
Pool 6	$73,885	103.2	$76,247	3.5	3.00%	67.9	37.4	748
Pool 7	$82,736	101.7	$84,137	3.4	3.00%	62.2	32.5	761
Pool 8	$47,931	102.9	$49,309	3.1	3.03%	67.5	32.0	743
Total	$580,662	102.1	$592,964	3.2	3.23%	63.3	33.7	746

- Selective purchases of higher quality mortgage pools
- Yield pick-up of approximately 130bps compared to comparable mortgage backed securities with no OCI risk
- Focused our underwriting and loan selection on four criteria:
    - Amortized LTVs under 70% (vs. at origination)
    - Lower DTI's
    - FICOs over 720
    - Strong cash reserves post closing

14

Credit Qualit y – 4 Q 1 5 • 51% decline in N P A s to total assets co mpared to December 2014. • $36 million re d u ction in l egacy N P A s (41%) compared to year e n d 2014. Net Charge -offs presented o n a 4 quarter rollin g average No n -Performin g Assets to Total Assets Net Charge -off s to Loans • Net C har ge - offs declini ng to pre- cycle levels • M an a g ement believes t his refle c t s a more bal a nced and d i v ersified loan portfolio 2 . 00% 2 . 0 0% 2 . 26% 2 . 20% 1 . 42% 1 . 09% 1 . 0 0% 3 . 0 0% 3 Q 13 4 Q 13 1 Q 14 2 Q 14 3 Q 14 4 Q 14 1 Q 15 2 Q 15 3 Q 15 4 Q 15 0 . 99% 15 0 . 72% 0 . 49% 0 . 33% 0 . 29% 0 . 21% 0 . 0 0% 0 . 5 0% 1 . 0 0% 1 . 5 0% 3 Q 13 4 Q 13 1 Q 14 2 Q 14 3 Q 14 4 Q 14 1 Q 15 2 Q 15 3 Q 15 4 Q 15

Deposits – 4Q15

- **101%** - Percentage of all fixed rate loans (including short-duration mortgage arms) funded with non-rate sensitive deposits at 12/31/15 (up from 96.0% at EOY 2014).
- **$1.01 Billion** – Growth in low cost, non-rate sensitive deposits in during 2015.
- **23.6%** – 5 Year Compounded Growth Rate in low cost, non-rate sensitive deposits.



Non-Rate Sensitive Deposits as a % of Total Deposits
60%
56%
52%
48%
44%
47.1%
50.4%
50.4%
49.7%
51.1%
53.2%
53.4%
53.7%
54.9%
57.8%
3Q 13
4Q 13
1Q 14
2Q 14
3Q 14
4Q 14
1Q 15
2Q 15
3Q 15
4Q 15

- **0.076%** – weighted average cost of this group of low cost, non-rate sensitive deposits (down from 0.102% a year ago).

Non-Rate Sensitive Deposits include NIB, NOW and Savings Accounts.

16

Capital and TBV – 4Q15



$13.5
$11.0
$8.5
$6.0
Tangible Book Value
$10.31
$10.26
$10.68
$10.99
$13.01
$11.81
$12.31
$12.65
1Q 14
2Q 14
3Q 14
4Q 14
1Q 15
2Q 15
3Q 15
4Q 15

2015 Results:

Combination of Capital Raise and 2 M&A deals:

- ***15.1%*** - Growth in TBV during 2015
- ***16.0%*** - Expected growth in TBV during 2016 (assumes consensus earnings and $0.05 quarterly dividend)

- Expect approx. 20bps of capital build per quarter
- Expect slower level of asset growth as we "re-mix" earning assets over next 12-18 months.
- No need for capital raises or debt offerings to facilitate M&A or organic growth.

17

Investment Rationale

Strong & Stable Balance Sheet

- Diversified loan portfolio. Only 40% in CRE and only 7% in Construction/A&D
- Asset sensitive – over 100% of fixed rate loans funded with non-rate sensitive deposits.
- Capital levels – capital levels are adequate and building, ensuring no need for additional outside capital.

Operating Performance

- Top Quartile ROA and ROTCE
- Diversified revenue sources (66% spread, 34% non-interest income).
- Balance Sheet Quality with high levels of low cost deposits and no credit concentrations

M&A Opportunities

- Disciplined Acquirer
- Announced/Executed low risk deals
- Enough conversations underway so that we can avoid auctions
- Strong Capital Ratios support additional M&A
- Regulatory reputation presents no hurdle

18

News Release

For more information contact:
Dennis J. Zember Jr.
Executive Vice President & CFO
(229) 890-1111

AMERIS BANCORP ANNOUNCES 2015 FINANCIAL RESULTS

January 22, 2016

AMERIS BANCORP (NASDAQ-GS: ABCB), Moultrie, Georgia (the "Company"), today reported operating net income of $53.3 million, or $1.66 per share, for the year ended December 31, 2015, compared with $41.2 million, or $1.57 per share, for 2014. Operating net income excludes $12.5 million and $2.8 million of after-tax acquisition-related costs and non-recurring credit charges in 2015 and 2014, respectively. Commenting on the Company's earnings, Edwin W. Hortman, Jr., President and Chief Executive Officer of the Company, said, "I am pleased with our improvement in 2015 compared with our 2014 results. We spent 2015 integrating the acquisitions completed in the second quarter of the year and preparing for consistent earnings in 2016. Our achievements in 2015 include organic loan growth of 13.5%, organic growth in non-interest bearing deposits of 26.1% and a 15.1% improvement in tangible book value. I am confident that the momentum we have in balance sheet growth and resulting revenue is what we need to meet our goals for this year."

Operating net income for the fourth quarter of 2015 was $15.3 million, or $0.47 per share, compared with $10.6 million, or $0.39 per share, for the same quarter of 2014. Operating results for the fourth quarter exclude acquisition costs totaling $1.8 million and $255,000, before tax, in the fourth quarter of 2015 and 2014, respectively. "Highlights for the fourth quarter include very strong loan production augmented by additional purchases of select mortgage pools and strong growth in non-interest bearing deposits. Seasonality in our mortgage operations resulted in lower profitability for the fourth quarter of 2015 than for the third quarter, by approximately $0.04 per share. Additionally, we had approximately $2.2 million of loss-share related expenses associated with three expiring agreements that we anticipate will decline to normal levels in the first quarter of 2016."

Including acquisition and conversion costs and non-recurring credit resolution expenses, the Company reported net income of $14.1 million, or $0.43 per share, for the fourth quarter of 2015, compared with $10.6 million, or $0.39 per share, for the same quarter of 2014. For the year, the Company's earnings totaled $40.8 million, or $1.27 per share, compared with $38.4 million, or $1.46 per share, for 2014.

Highlights of the Company's results for 2015 include the following:

- operating return on average assets of 1.11% and operating return on average tangible equity of 13.66%
- growth in total assets to $5.59 billion, an increase of 38.4% over 2014
- organic growth in total assets of 10.1%, or $406.0 million
- organic growth in loans totaled $344.2 million, or 13.4%
- total growth in non-interest bearing demand deposits of $490.5 million, or 58.4%, to end the year at 27.3% of total deposits

19

- increase in total recurring revenue over 2014 of 22.8% to $261.0 million, with "recurring revenue" defined as net interest income plus non-interest income, but excluding gain on the sale of securities
- decline in annualized net charge-offs to 0.20% of total loans, compared with 0.31% for 2014
- increase in tangible book value per share of 15.1% to $12.65, compared with $10.99 per share at December 31, 2014
- increase in non-interest income of 35.8% to $85.2 million, compared with $62.7 million for 2014
- increase in profitability from mortgage, SBA and warehouse lines of business of 79.3% to $15.2 million, compared with $8.5 million for 2014

Pending Acquisition
During the third quarter of 2015, the Company announced the execution of an agreement to acquire Jacksonville Bancorp, Inc., the parent company of The Jacksonville Bank. The Jacksonville Bank currently operates eight banking locations, all of which are located within the Jacksonville, Florida MSA. The acquisition will further expand the Company's existing Southeastern footprint in the attractive Jacksonville market, where the Company will be the largest community bank by deposit market share after the acquisition. Upon completion of the transaction, the combined company will have approximately $6.0 billion in assets, $4.2 billion in loans and $5.2 billion in deposits. The transaction is expected to close in the first quarter of 2016 and is subject to customary closing conditions, including receipt of the approval of the shareholders of Jacksonville Bancorp, Inc.

Increase in Net Interest Income
Net interest income on a tax-equivalent basis increased 17.5% in 2015 to $178.1 million, up from $151.5 million for 2014. Growth in earning assets from internal sources, as well as from acquisition activity, contributed to the increase. Average earning assets increased 30.8% in 2015 to $4.32 billion, compared with $3.30 billion for 2014. Although the Company's net interest income increased, its net interest margin was affected by historically low interest rates, as well as unusually high levels of lower yielding short-term assets acquired in the Company's recent bank and branch acquisitions, as well as the recent loan pool purchases. For the year ended December 31, 2015, the Company's net interest margin, including accretion, fell to 4.12%, compared with 4.59% for 2014.

The Company's net interest margin was 3.98% for the fourth quarter of 2015, compared with 4.07% for the third quarter of the year. The Company's margin in the fourth quarter was affected by seasonal inflows of municipal deposits and short-term funds from commercial enterprises, which increased the percentage of short-term assets to earning assets to 6.02% for the quarter from 4.36% for the third quarter of 2015. Management of the Company estimates the negative impact of these short-term inflows to its net interest margin to be approximately 0.07%.

Accretion income for the fourth quarter decreased slightly to $2.9 million, compared with $3.0 million for the third quarter of 2015, and was significantly less than the $4.3 million reported for the fourth quarter of 2014. Excluding the effect of accretion, the Company's margin for the fourth quarter of 2015 was 3.74%, compared with 3.81% for the third quarter of 2015 and 4.17% for the fourth quarter of 2014.

Interest income on loans on a tax-equivalent basis increased substantially during 2015 to $170.0 million, compared with $149.1 million for 2014. Much of the growth in loan revenues occurred late in the year, such that the increase should provide greater loan revenues for subsequent periods. During the quarter ended December 31, 2015, interest income on loans increased to $46.9 million, compared with $45.4 million for the third quarter of 2015 and $40.6 million for the fourth quarter of 2014. Loan yields (including loans held for sale but excluding accretion income) were 4.68% in the fourth quarter of 2015, compared with 4.73% in the third quarter of 2015 and 5.05% in the fourth quarter of 2014. The majority of the decline in loan yields resulted from growth in the Company's investment in whole loan mortgage pools, which increased to 11.9% of total loans during the quarter, with yields slightly below 3.00%.

29

Yields on earning assets in 2015 were 4.47%, compared with 5.03% in 2014. The decline in earning asset yields relates principally to the short-term investment strategy associated with the Company's recent acquisitions. Yields on the invested funds in purchased mortgage pools were 3.21% during 2015. Current yields on all other loans (including purchased non-covered and covered loans) were 5.31% during 2015, compared with 5.63% in 2014. Higher yielding covered loans as a percentage of total loans has declined from 9.6% at the end of 2014 to only 3.5% at December 31, 2015. Additionally, a portion of the growth in the Company's legacy portfolio has been in both municipal loans and adjustable-rate mortgages that have a significantly better risk profile but produce lower yields than consolidated levels typically earned by the Company in recent years. Yields on loans, excluding accretion, declined during 2015 to 4.90%, compared with 5.11% for 2014. For the fourth quarter, loan yields, excluding accretion, increased nine basis points to 4.92%, compared with 4.83% for the third quarter of 2015.

Total interest expense for 2015 was $14.9 million, compared with $14.7 million for 2014. Deposit costs were stable for most of 2015, ending the year at 0.23%, compared with 0.30% for 2014. Deposit costs increased slightly in the fourth quarter of 2015 to 0.23% , compared with 0.22% for the third quarter of 2015. Continued improvement in the Company's mix of deposits, primarily toward non-interest bearing deposits, has allowed for more aggressive retention efforts on MMDA and CDs without negatively impacting overall deposit costs. Non-interest bearing deposits were 29.2% of the total average deposits for 2015, compared with 23.5% for 2014. The Company does not expect deposit costs or overall funding costs to change materially in the coming quarters despite tightening liquidity and strengthening forecasts for asset growth.

Non-Interest Income

Excluding gains on investment securities, non-interest income increased 35.8% in 2015 to $85.2 million, compared with $62.7 million for 2014. Growth rates were notably strong for each source of non-interest income. Retail mortgage revenues increased 42.9% during 2015, from $30.3 million for 2014 to $43.3 million for 2015, as the Company's mortgage division reached a mature stage with highly seasoned and experienced mortgage bankers producing strong results from referral sources. Net income for the Company's retail mortgage division grew 88.4% during 2015 to $9.3 million. Revenues from the Company's warehouse lending division increased 106.0% during the year, from $2.7 million for 2014 to $5.5 million for 2015, and net income for the division increased 141.6%, from $1.3 million for 2014 to $3.1 million for 2015.

Revenues and profitability slowed for both mortgage and warehouse lending in the fourth quarter, which is traditionally a slow time of the year. Results were also negatively impacted by the implementation of new mortgage loan disclosure and delivery requirements, which became effective on October 3, 2015. Management does not anticipate that the new requirements will adversely impact future quarters, and management further believes that revenues and profitability from mortgage operations will continue to grow steadily during 2016.

Revenues from the Company's SBA division continued to increase during 2015, rising from $7.0 million for 2014 to $8.3 million for 2015. Net income for the division increased 24.7%, from $2.3 million for 2014 to $2.8 million for 2015.

Service charges on deposit accounts increased by $9.9 million to $34.5 million during 2015, an increase of 40.0% compared with 2014. Service charge increases associated with the Company's acquisitions during 2015 totaled $5.1 million, or approximately $9.2 million on an annualized basis.

Non-Interest Expense

Total operating expenses, excluding credit charges and acquisition costs, increased $40.0 million during 2015 to $173.4 million. The majority of the increase in operating expenses was associated with the operating expenses of the bank and branches acquired by the Company during 2015, which totaled $23.2 million, and an increase in operating expenses resulting from added lines of business, which totaled $7.2 million.

Excluding acquisition costs, operating expenses increased $3.3 million in the fourth quarter of 2015 compared with the third quarter of 2015. Compensation costs increased $1.0 million during the fourth quarter as a result of increased incentive accruals.

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Credit-related costs increased in the fourth quarter of 2015 to $2.2 million, compared with $1.1 million for the third quarter of 2015. During the quarter, three of the Company's remaining commercial loss-share agreements with the FDIC expired, causing the Company to dispose of any related OREO that remained prior to expiration. These costs accounted for approximately $800,000 of the additional credit costs incurred during the fourth quarter and are not considered recurring.

Other costs associated with expiring loss-share agreements relate primarily to the amortization of the indemnification asset. Total costs incurred during the fourth quarter of 2015 and during the year-to-date period totaled $1.7 million and $4.8 million, respectively. Scheduled amortization of the remaining indemnification asset is approximately $775,000 for the first quarter of 2016 and $1.6 million for all of 2016.

Balance Sheet Trends

Total assets increased $1.55 billion during 2015, ending the year at $5.59 billion, compared with $4.04 billion at December 31, 2014. The growth in total assets was driven by the acquisitions of Merchants and Southern Bank and 18 additional retail branches during the second quarter of 2015.

Total loans, excluding loans held for sale, purchased non-covered loan pools and covered loans, were $3.18 billion at the end of 2015, compared with $2.56 billion at the end of 2014. Loans held for sale increased 17.3% to $111.2 million, the result of higher production levels in the Company's mortgage and SBA divisions. Purchased non-covered loan pools were $593.0 million at December 31, 2015. Covered loans declined $133.8 million, or 49.3%, during 2015 to end the year at $137.5 million. At the end of 2015, covered loans represent only 3.5% of total loans, compared with 9.6% at the end of 2014.

Investment securities at the end of 2015 were $792.5 million, or 15.6% of earning assets, compared with $552.1 million, or 15.5% of earning assets, at December 31, 2014.

Deposits increased $1.45 billion during 2015 to finish the year at $4.88 billion. At December 31, 2015, non-interest bearing deposit accounts were $1.33 billion, or 27.3% of total deposits, compared with $839.4 million and 24.5%, respectively, at December 31, 2014. Non-rate sensitive deposits (including NIB, NOW and savings) totaled $2.71 billion at December 31, 2015, compared with $1.82 billion at the end of 2014. These funds represented 55.6% of the Company's total deposits at the end of 2015, compared with 53.2% at the end of 2014.

Stockholders' equity at December 31, 2015 totaled $514.8 million, an increase of $148.7 million, or 40.6%, from December 31, 2014. The increase in stockholders' equity was the result of the Company's issuance of $114.9 million of common shares in the first quarter of 2015 and earnings of $40.8 million during 2015. Tangible book value per share ended 2015 at $12.65 per share, up 15.1% from $10.99 per share at the end of 2014.

Conference Call

The Company will host a teleconference at 10:00 a.m. Eastern time today (January 22, 2016) to discuss the Company's results and answer appropriate questions. The conference call can be accessed by dialing 1-877-504-1190, or 1-412-902-6630 for international participants and 1-855-669-9657 for Canada. The conference ID name is Ameris Bancorp. A replay of the call will be available one hour after the end of the conference call until February 5, 2016. To listen to the replay, dial 1-877-344-7529, or 1-412-317-0088 for international participants and 1-855-669-9658 for Canada. The conference replay access code is 10078442. The conference call replay and the financial information discussed will also be available on the Investor Relations page of the Ameris Bank website at www.amerisbank.com.

About Ameris Bancorp

Ameris Bancorp is headquartered in Moultrie, Georgia, and at the end of the most recent quarter had 101 locations in Georgia, Alabama, northern Florida and South Carolina, with eight of those locations announced to be consolidated within the coming months.

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This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Management of Ameris Bancorp (the "Company") uses these non-GAAP measures in its analysis of the Company's performance. These measures are useful when evaluating the underlying performance and efficiency of the Company's operations and balance sheet. The Company's management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company's management believes that investors may use these non-GAAP financial measures to evaluate the Company's financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This news release contains statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "believe", "estimate", "expect", "intend", "anticipate" and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements and are referred to the Company's periodic filings with the Securities and Exchange Commission, including the Company's 2014 Annual Report on Form 10-K, for a summary of certain factors that may impact the Company's results of operations and financial condition.

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AMERIS BANCORP FINANCIAL HIGHLIGHTS (unaudited) (dollars in thousands except per share data and FTE headcount) Three Months Ended Twelve Months Ended Dec. Sept. Jun. Mar. Dec. Dec. Dec. 2015 2015 2015 2015 2014 2015 2014 EARNINGS Net Income Available to Common Sharehold e r 14,148 $ $ 15,627 $ 1,308 $ 9,764 $ 10,580 $ 40,847 $ 38,437 PER COMMON SHARE DATA Earnings per share available to common shareholde r s PERFORMANCE RATIOS CAPITAL ADEQUACY (period end) 24 Basic $ 0.44 $ 0.49 $ 0.04 $ 0.32 $ 0.40 $ 1.29 $ 1.48 Dilut e d $ 0.43 $ 0.48 $ 0.04 $ 0.32 $ 0.39 $ 1.27 $ 1.46 Cash Dividends per sha r e $ 0.05 $ 0.05 $ 0.05 $ 0.05 $ 0.05 $ 0.20 $ 0.15 Book value per share (period end $ 15.98 $ 15.60 $ 15.12 $ 15.22 $ 13.67 $ 15.98 $ 13.67 Tangible book value per share (period e n d $ 12.65 $ 12.31 $ 11.81 $ 13.01 $ 10.99 $ 12.65 $ 10.99 Weighted average number of shares Basic 32,199,632 32,195,435 32,184,355 30,442,998 26,771,636 31,761,624 25,974,084 Dilut e d 32,594,929 32,553,167 32,520,453 30,796,148 27,090,293 32,126,667 26,259,030 Period - end number of share 32,211,385 32,196,117 32,195,089 32,182,143 26,773,863 32,211,385 26,773,863 Market data: High closing pri c e $ 34.90 $ 28.75 $ 26.87 $ 26.55 $ 26.48 $ 34.90 $ 26.48 Low closing pri c e $ 27.65 $ 24.97 $ 24.73 $ 22.75 $ 21.95 $ 22.75 $ 19.73 Period end closing pric $ 33.99 $ 28.75 $ 25.29 $ 26.39 $ 25.64 $ 33.99 $ 25.64 Average daily volum 301,775 174,900 107,413 105,152 111,473 173,391 93,229 Return on average asse t s 1.03% 1.19% 0.12% 0.97% 1.05% 0.85% 1.08% Return on average common equit 10.94% 12.53% 1.07% 8.76% 11.57% 8.37% 12.40% Earning asset yield (T E ) 4.30% 4.39% 4.49% 4.79% 5.08% 4.47% 5.03% Total cost of fun d s 0.32% 0.32% 0.36% 0.40% 0.43% 0.34% 0.43% Net interest margin (T E ) 3.98% 4.07% 4.14% 4.39% 4.64% 4.12% 4.59% Non - interest income excluding securities transaction as a percent of total revenue (T E ) 29.56% 32.33% 31.51% 29.06% 26.50% 30.68% 27.37% Efficiency rat i o 74.66% 66.87% 92.74% 72.38% 72.75% 76.25% 70.92% Stockholders' equity to asset 9.21% 9.63% 9.35% 11.79% 9.07% 9.21% 9.07% Tangible common equity to tangible asset 7.44% 7.76% 7.46% 10.26% 7.42% 7.44% 7.42% EQUITY TO ASSETS RECONCILIATION Tangible common equity to tangible asset 7.44% 7.76% 7.46% 10.26% 7.42% 7.44% 7.42% Effect of goodwill and other intangible 1.77% 1.87% 1.89% 1.54% 1.65% 1.77% 1.65% Equity to assets (GAA P ) 9.21% 9.63% 9.35% 11.79% 9.07% 9.21% 9.07% OTHER PERIOD - END DATA Banking Division F T E 1,075 1,110 1,122 852 853 1,075 853 Mortgage Division F T E 229 218 191 170 174 229 174 Total Ameris Bancorp FTE Headcoun 1,304 1,328 1,313 1,022 1,027 1,304 1,027 Assets per Banking Division F T E $ 5,199 $ 4,699 $ 4,640 $ 4,874 $ 4,733 $ 5,199 $ 4,733 Branch locatio n s 101 103 103 73 73 101 73 Deposits per branch locati o n $ 48,310 $ 43,986 $ 43,801 $ 47,674 $ 47,002 $ 48,310 $ 47,002

Dec. Sept. Jun. Mar. Dec. Dec. Dec. 2015 2015 2015 2015 2014 2015 2014 INCOME STATEMENT (1) Includes expenses associated with problem loans and OREO, as well as OREO losses and writedo w n Twelve Months Ended Three Months Ended 25 AMERIS BANCORP FINANCIAL HIGHLIGHTS (unaudited) (dollars in thousands except per share data and FTE headcount) Interest income Interest and fees on loan $ 47,336 $ 45,775 $ 39,838 $ 38,618 $ 41,235 $ 171,567 $ 150,611 Interest on taxable securiti e s 4,540 4,694 3,747 3,153 3,114 16,134 12,086 Interest on nontaxable securitie 458 480 462 469 483 1,869 1,626 Interest on deposits in other bank 262 227 177 124 66 790 236 Interest on federal funds sol 5 19 5 4 2 33 7 Total interest inco m e 52,601 51,195 44,229 42,368 44,900 190,393 164,566 Interest expen s e Interest on deposi t s $ 2,687 $ 2,521 $ 2,264 $ 2,280 $ 2,560 $ 9,752 $ 9,488 Interest on other borrowing 1,296 1,275 1,277 1,256 1,334 5,104 5,192 Total interest expen s e 3,983 3,796 3,541 3,536 3,894 14,856 14,680 Net interest incom 48,618 47,399 40,688 38,832 41,006 175,537 149,886 Provision for loan loss e s 553 986 2,656 1,069 888 5,264 5,648 Net interest income after provision for loan losse $ 48,065 $ 46,413 $ 38,032 $ 37,763 $ 40,118 $ 170,273 $ 144,238 Noninterest incom Service charges on deposit account $ 10,119 $ 10,766 $ 7,151 $ 6,429 $ 6,522 $ 34,465 $ 24,614 Mortgage banking activi t y 8,586 10,404 9,727 8,083 6,476 36,800 25,986 Other service charges, commissions and fee 1,112 1,145 829 668 643 3,754 2,647 Gain(loss) on sale of securitie - 115 10 12 - 137 138 Other non - interest incom 2,590 2,548 2,909 2,383 2,721 10,430 9,451 Total noninterest incom 22,407 24,978 20,626 17,575 16,362 85,586 62,836 Noninterest expen s e Salaries and employee benefit 25,972 24,934 22,465 20,632 19,316 94,003 73,878 Occupancy and equipment expense 5,917 5,915 4,809 4,554 4,717 21,195 17,521 Data processing and telecommunications expen s e 6,046 5,329 4,214 4,260 4,229 19,849 15,551 Credit resolution related expens e s (1) 2,223 1,083 11,240 3,161 5,290 17,707 13,506 Advertising and marketing expense 1,171 667 833 641 847 3,312 2,869 Amortization of intangible asset 1,160 1,321 630 630 662 3,741 2,330 Merger and conversion charge 1,807 446 5,712 15 67 7,980 3,940 Other non - interest expense 8,732 8,701 6,961 6,934 6,605 31,328 21,274 Total noninterest expens 53,028 48,396 56,864 40,827 41,733 199,115 150,869 Income before income taxe $ 17,444 $ 22,995 $ 1,794 $ 14,511 $ 14,747 $ 56,744 $ 56,205 Income tax expen s e 3,296 7,368 486 4,747 4,167 15,897 17,482 Net inco m e $ 14,148 $ 15,627 $ 1,308 $ 9,764 $ 10,580 $ 40,847 $ 38,723 Preferred stock dividends - - - - - - 286 Net income available to common sharehold e r $ 14,148 $ 15,627 $ 1,308 $ 9,764 $ 10,580 $ 40,847 $ 38,437 Diluted earnings available to common shareholders 0.43 0.48 0.04 0.32 0.39 1.27 1.46

26 Liabiliti e s Deposits: AMERIS BANCORP FINANCIAL HIGHLIGHTS (unaudited) (dollars in thousands except per share data and FTE headcount) Three Months Ended Dec. 2015 Sept. 2015 Jun. 2015 Mar. 2015 Dec. 2014 PERIOD - END BALANCE SHEET Assets Cash and due from ban k s $ 118,518 $ 114,396 $ 115,413 $ 80,142 $ 78,036 Federal funds sold and interest bearing balance 272,045 120,925 239,804 126,157 92,323 Investment securities available for sale, at fair valu 783,185 811,385 862,154 610,330 541,805 Other investment 9,323 9,322 9,322 8,636 10,275 Mortgage loans held for sa l e 111,182 111,807 108,829 73,796 94,759 Loans, net of unearned incom 2,406,877 2,290,649 2,171,600 1,999,420 1,889,881 Purchased, non - covered loans (excluding loan poo l s 771,554 767,494 808,313 643,092 674,239 Purchased, non - covered loan pool 592,963 410,072 268,984 - - Covered loa n s 137,529 191,021 209,598 245,745 271,279 Less allowance for loan losse (21,062) (22,471) (21,658) (21,852) (21,157) Loans, n e t 3,887,861 3,636,765 3,436,837 2,866,405 2,814,242 Other real estate own e d 16,147 20,730 22,567 32,339 33,160 Purchased, non - covered other real estate owne 14,333 11,538 13,112 13,818 15,585 Covered other real estate owne 5,011 12,203 12,626 16,089 19,907 Total other real estate own e d 35,491 44,471 48,305 62,246 68,652 Premises and equipment, ne 121,639 124,756 124,916 98,292 97,251 Goodwil 90,082 87,701 87,367 63,547 63,547 Other intangibles, ne 17,058 18,218 19,189 7,591 8,221 FDIC loss sharing receivab l e 6,301 4,506 14,957 23,312 31,351 Cash value of bank owned life insuranc 64,251 59,894 59,552 59,212 58,867 Other assets 72,004 72,154 79,089 73,238 77,748 Total assets $ 5,588,940 $ 5,216,300 $ 5,205,734 $ 4,152,904 $ 4,037,077 Noninterest - beari n g $ 1,329,857 $ 1,275,800 $ 1,280,174 $ 967,015 $ 839,377 Interest - beari n g 3,549,433 3,254,723 3,231,373 2,513,216 2,591,772 Total deposi t s 4,879,290 4,530,523 4,511,547 3,480,231 3,431,149 Federal funds purchased & securities sold unde agreements to repurcha s e 63,585 51,506 75,066 55,520 73,310 Other borrowin g s 39,000 39,000 39,000 43,851 78,881 Other liabiliti e s 22,432 23,371 24,026 17,952 22,384 Subordinated deferrable interest debenture 69,874 69,600 69,325 65,567 65,325 Total liabiliti e s 5,074,181 4,714,000 4,718,964 3,663,121 3,671,049 Stockholders' equi t y Preferred sto c k $ - $ - $ - $ - $ - Common sto c k 33,625 33,610 33,609 33,593 28,159 Capital surplus 337,349 336,599 336,212 335,578 225,015 Retained earnin g s 152,820 140,282 126,265 126,566 118,412 Accumulated other comprehensive income/(los 3,353 4,197 3,072 6,353 6,098 Less treasury sto c k (12,388) (12,388) (12,388) (12,307) (11,656) Total stockholders' equi t y 514,759 502,300 486,770 489,783 366,028 Total liabilities and stockholders' equit $ 5,588,940 $ 5,216,300 $ 5,205,734 $ 4,152,904 $ 4,037,077 Other Da t a Earning Asse t s 5,075,335 4,703,353 4,669,282 3,698,540 3,564,286 Intangible Asse t s 107,140 105,919 106,556 71,138 71,768 Interest Bearing Liabilitie 3,721,892 3,414,829 3,414,764 2,678,154 2,809,288 Average Asse t s 5,427,367 5,213,275 4,464,558 4,079,750 4,011,128 Average Common Stockholders' Equit 513,098 494,957 491,967 452,132 362,659

Net charge - offs (recoveries 2,209 $ $ 237 $ 1,994 $ 405 1,705 $ 4,845 $ $ 5,941 Non - accrual loans (excluding purchased non - covere (1) Asset quality information is presented net of covered assets where the Company's risk exposure is limited substantially by loss sharing agreements with the FD (2) During 2014 and 2015, the Company recorded provision for loan loss expense to account for losses where the initial estimate of cash flows was found to be excessive on lo acquired in FDIC assisted acquisitions. These amounts are excluded from the calculation above but reflected in the Comp a ny's Consolidated Statement of Operatio AMERIS BANCORP FINANCIAL HIGHLIGHTS (unaudited) (dollars in thousands except per share data and FTE headcount) Three Months Ended Twelve Months Ended 27 and covered loan s ) 16,860 20,558 20,740 20,841 21,728 16,860 21,728 Non - accrual purchased non - covered loan 13,330 11,374 17,444 17,308 18,249 13,330 18,249 Foreclosed assets (excluding purchased assets 16,147 20,730 22,567 32,339 33,160 16,147 33,160 Purchased, non - covered other real estate owne 14,333 11,538 13,112 13,818 15,585 14,333 14,359 Accruing loans delinquent 90 days or mor - - - - 1 - 1 Total non - performing assets, excluding covered ass e t 60,670 64,200 73,863 84,306 88,723 60,670 87,497 Non - performing assets as a percent of total asset 1.09% 1.23% 1.42% 2.03% 2.20% 1.09% 2.17% Net charge offs as a percent of loans (Annualized 0.36% 0.04% 0.37% 0.08% 0.36% 0.20% 0.31% Dec. 2015 Sept. 2015 Jun. 2015 Mar. 2015 Dec. 2014 Dec. 2015 Dec. 2014 ASSET QUALITY INFORMATION (1) Allowance for loan losse Balance at beginning of perio $ 22,471 $ 21,658 $ 21,852 $ 21,157 $ 22,212 $ 21,157 $ 22,377 Provision for loan los s (2) 800 1,050 1,800 1,100 650 4,750 4,721 Charge - of f s 2,398 719 2,452 855 2,071 6,424 7,625 Recoveri e s 189 482 458 450 366 1,579 1,684 Net charge - offs (recoveries 2,209 237 1,994 405 1,705 4,845 5,941 Ending balan c e $ 21,062 $ 22,471 $ 21,658 $ 21,852 $ 21,157 $ 21,062 $ 21,157 As a percentage of loa n s 0.88% 0.98% 1.00% 1.09% 1.12% 0.88% 1.12% As a percentage of nonperforming loan 124.92% 109.31% 104.43% 104.85% 97.37% 124.92% 97.37% Net charge - off informatio Charge - offs Commercial, financial & agricultura $ 501 $ 135 $ 410 $ 392 $ 468 $ 1,438 $ 1,567 Real estate - residentia 621 234 464 268 368 1,587 1,707 Real estate - commercial & farmla n d 1,009 184 1,162 12 1,033 2,367 3,288 Real estate - construction & developm e n 157 105 263 97 74 622 592 Consumer installmen 110 61 153 86 128 410 471 Total charge - of f s 2,398 719 2,452 855 2,071 6,424 7,625 Recoveri e s Commercial, financial & agricultura 134 117 115 285 91 651 321 Real estate - residentia 13 54 27 57 71 151 254 Real estate - commercial & farmla n d 13 272 17 15 91 317 274 Real estate - construction & developm e n 9 6 277 31 49 323 349 Consumer installmen 20 33 22 62 64 137 486 Total recoveri e s 189 482 458 450 366 1,579 1,684

28 Commercial, financial & agricultura Real estate - construction & developm e n Real estate - commercial & farmla n d Real estate - residentia Consumer installmen Total Purchased non - covered loan pool - - - 592,963 $ - - - 410,072 $ - - - 268,984 $ - - - - $ - - - - $ - - - - - $ 592,963 $ 410,072 $ 268,984 $ - $ - Troubled Debt Restructurings, excluding purchased non - covered and covered loans: Accruing loan types The following table presents the loan portfolio by risk grade, excluding purchased non - covered and covered loa The following table presents the purchased, non - covered loan portfolio by risk grad AMERIS BANCORP FINANCIAL HIGHLIGHTS (unaudited) (dollars in thousands except per share data and FTE headcount) For the quarter ended: Loans by Type Dec. 2015 Sept. 2015 Jun. 2015 Mar. 2015 Dec. 2014 Commercial, financial & agricultura $ 449,623 $ 427,747 $ 373,202 $ 334,917 $ 319,654 Real estate - construction & developm e n 244,693 220,798 205,019 178,568 161,507 Real estate - commercial & farmla n d 1,104,991 1,067,828 1,010,195 947,274 907,524 Real estate - residentia 570,430 532,285 537,201 496,043 456,106 Consumer installmen 31,125 31,299 30,080 29,113 30,782 Oth e r Total Legacy (excluding purchase 6,015 10,692 15,903 13,505 14,308 non - covered and covere d ) $ 2,406,877 $ 2,290,649 $ 2,171,600 $ 1,999,420 $ 1,889,881 Commercial, financial & agricultura $ 45,462 $ 42,350 $ 45,337 $ 36,258 $ 38,041 Real estate - construction & developm e n 72,080 71,109 75,302 53,668 58,362 Real estate - commercial & farmla n d 390,755 385,032 404,588 291,760 306,706 Real estate - residentia 258,153 263,312 276,798 257,216 266,342 Consumer installmen 5,104 5,691 6,288 4,190 4,788 Total Purchased non - covered (net of discoun t s $ 771,554 $ 767,494 $ 808,313 $ 643,092 $ 674,239 Commercial, financial & agricultura $ 5,546 $ 13,349 $ 17,666 $ 20,905 $ 21,467 Real estate - construction & developm e n 7,612 14,266 15,002 19,519 23,447 Real estate - commercial & farmla n d 71,226 103,399 111,772 130,290 147,627 Real estate - residentia 53,038 59,835 64,982 74,847 78,520 Consumer installmen 107 172 176 184 218 Total Covered (net of discounts $ 137,529 $ 191,021 $ 209,598 $ 245,745 $ 271,279 Total Loan Portfolio Commercial, financial & agricultura $ 500,631 $ 483,446 $ 436,205 $ 392,080 $ 379,162 Real estate - construction & developm e n 324,385 306,173 295,323 251,755 243,316 Real estate - commercial & farmla n d 1,566,972 1,556,259 1,526,555 1,369,324 1,361,857 Real estate - residentia 1,474,584 1,265,504 1,147,965 828,106 800,968 Consumer installmen 36,336 37,162 36,544 33,487 35,788 Oth e r 6,015 10,692 15,903 13,505 14,308 Total Loans $ 3,908,923 $ 3,659,236 $ 3,458,495 $ 2,888,257 $ 2,835,399 Commercial, financial & agricultura $ 240 $ 238 $ 278 $ 277 $ 290 Real estate - construction & developm e n 792 838 821 789 679 Real estate - commercial & farmla n d 5,766 5,719 6,617 7,309 6,477 Real estate - residentia 7,574 5,209 4,702 4,513 5,258 Consumer installmen 46 71 49 47 55 Total Accruing TD R s $ 14,418 $ 12,075 $ 12,467 $ 12,935 $ 12,759 Non - accruing loan types Commercial, financial & agricultura $ 110 $ 68 $ 29 $ 17 $ 13 Real estate - construction & developm e n 63 30 57 90 228 Real estate - commercial & farmla n d 596 942 598 64 724 Real estate - residentia 1,123 759 783 736 1,485 Consumer installmen 94 64 82 90 73 Total Non - accrual TD R s $ 1,986 $ 1,863 $ 1,549 $ 997 $ 2,523 Total Troubled Debt Restructuring $ 16,404 $ 13,938 $ 14,016 $ 13,932 $ 15,282 Grade 10 - Prime cred i t $ 250,609 $ 231,281 $ 181,933 $ 157,462 $ 128,577 Grade 15 - Good cred i t 227,730 234,185 243,070 205,929 217,804 Grade 20 - Satisfactory cred i t 1,224,320 1,148,024 1,104,747 1,012,733 947,948 Grade 23 - Performing, under - collateralized cre d i 27,607 26,477 27,400 28,643 29,205 Grade 25 - Minimum acceptable credi 609,413 579,642 544,664 513,009 488,187 Grade 30 - Other asset especially mentione 24,423 22,190 25,020 25,461 25,983 Grade 40 - Substanda r d 42,773 48,848 44,766 56,179 52,176 Grade 50 - Doubtf u l - 2 - 4 1 Grade 60 - Loss 2 - - - - Tot a l $ 2,406,877 $ 2,290,649 $ 2,171,600 $ 1,999,420 $ 1,889,881 Grade 10 - Prime cred i t $ 9,602 $ 9,801 $ 10,123 $ 7,444 $ 7,394 Grade 15 - Good cred i t 51,168 50,906 53,220 23,640 29,727 Grade 20 - Satisfactory cred i t 336,990 348,034 362,304 206,480 208,686 Grade 23 - Performing, under - collateralized cre d i 12,029 10,612 10,537 10,024 6,578 Grade 25 - Minimum acceptable credi 294,829 290,272 300,411 337,386 361,155 Grade 30 - Other asset especially mentione 30,693 26,458 34,779 22,323 25,747 Grade 40 - Substanda r d 36,211 31,381 36,887 35,743 34,889 Grade 50 - Doubtf u l 30 30 52 52 63 Grade 60 - Loss 2 - - - - Tot a l $ 771,554 $ 767,494 $ 808,313 $ 643,092 $ 674,239

AMERIS BANCORP FINANCIAL HIGHLIGHTS (unaudited) (dollars in thousands except per share data and FTE headcount) Three Months Ended Twelve Months Ended Dec. Sept. Jun. Mar. Dec. Dec. Dec. 2015 2015 2015 2015 2014 2015 2014 AVERAGE BALANCES 29 Federal funds so l d $ 5,500 $ 5,500 $ 5,500 $ 5,500 $ 3,163 $ 5,500 $ 2,886 Interest bearing deposits in bank 291,303 199,057 201,765 158,286 69,772 214,120 70,829 Investment securities - taxabl 730,608 772,252 600,176 485,922 461,800 650,708 435,960 Investment securities - nontaxabl 69,711 72,549 70,653 71,229 72,072 71,035 61,834 Other investment 9,322 9,322 9,597 9,450 9,804 9,422 10,589 Mortgage loans held for sa l e 98,765 102,961 81,823 75,831 97,406 87,952 71,231 Loans 2,333,577 2,224,490 2,111,507 1,911,601 1,871,618 2,161,726 1,753,013 Purchased non - covered loan 752,508 788,351 654,397 650,331 659,472 712,022 557,708 Purchased non - covered loan pool 454,884 323,258 17,308 - - 201,689 - Covered loa n s 180,493 195,175 246,422 262,693 299,981 206,774 339,417 Total Earning Asse t s $ 4,926,671 $ 4,692,915 $ 3,999,148 3,630,843 3,545,088 $ 4,320,948 $ 3,303,467 Noninterest bearing deposit $ 1,324,999 $ 1,300,870 $ 1,088,249 $ 897,937 $ 850,879 $ 1,227,682 $ 751,874 NOW accoun t s 1,100,972 907,618 745,709 756,795 786,511 877,949 724,461 MM D A 1,212,087 1,219,736 981,143 857,346 840,397 1,074,349 805,601 Savings accoun t s 241,337 239,999 188,767 163,624 156,663 209,206 150,266 Retail CDs < $100,000 449,158 484,007 388,248 372,463 386,844 425,583 389,174 Retail CDs > $100,000 395,978 387,485 378,137 383,962 401,934 384,761 373,767 Brokered C D s - - - - 4,023 - 5,479 Total Deposi t s 4,724,531 4,539,715 3,770,253 3,432,127 3,427,251 4,199,530 3,200,622 FHLB advanc e s - - 17,275 16,778 35,815 8,444 46,986 Other borrowin g s 39,000 39,000 41,930 43,871 46,508 40,931 39,850 Subordinated debenture Federal funds purchased and securities sol under agreements to repurchas 69,723 61,986 69,448 44,480 67,180 58,722 65,436 52,707 65,195 47,247 67,962 50,988 60,298 47,136 Total Non - Deposit Funding 170,709 152,928 185,107 178,792 194,765 168,325 194,270 Total Fundi n g $ 4,895,240 $ 4,692,643 $ 3,955,360 $ 3,610,919 $ 3,622,016 $ 4,367,855 $ 3,394,892

Dec. Sept. Jun. Mar. Dec. Dec. Dec. 2015 2015 2015 2015 2014 2015 2014 INTEREST INCOME/EXPENSE I I AMERIS BANCORP FINANCIAL HIGHLIGHTS (unaudited) (dollars in thousands except per share data and FTE headcount) Three Months Ended Twelve Months Ended 30 NTEREST INCOME Federal funds so l d $ 5 $ 19 $ 5 $ 4 $ 2 $ 33 $ 7 Interest bearing deposits in bank 262 227 177 124 66 790 237 Investment securities - taxabl 4,540 4,694 3,747 3,153 3,114 16,134 12,086 Investment securities - nontaxable (TE 618 648 624 633 652 2,523 2,195 Mortgage loans held for sa l e 1,040 970 764 692 947 3,466 2,593 Loans (TE) 27,901 27,258 25,629 22,418 23,294 103,206 87,727 Purchased non - covered loan 12,129 11,911 10,328 11,840 12,612 46,208 40,020 Purchased non - covered loan pool 3,335 2,997 149 - - 6,481 - Covered loa n s 3,556 3,192 3,385 3,995 4,704 14,128 21,355 Total Earning Asse t s $ 53,386 $ 51,916 $ 44,808 $ 42,859 $ 45,391 $ 192,969 $ 166,220 Accretion Income (included abo v e 2,912 3,037 2,635 3,097 4,280 11,681 12,543 NTEREST EXPENSE Non - interest bearing deposit $ - $ - $ - $ - $ - $ - $ - NOW accoun t s 463 304 318 376 414 1,461 1,317 MMDA 929 877 760 663 768 3,229 2,954 Savings accoun t s 42 42 37 37 45 158 164 Retail CDs < $100,000 594 607 488 513 553 2,202 2,116 Retail CDs > $100,000 659 691 662 691 746 2,703 2,761 Brokered C D s - - - - 34 0 177 Total Deposi t s 2,687 2,521 2,265 2,280 2,560 9,753 9,489 FHLB advanc e s - - 16 15 26 31 140 Other borrowin g s 328 322 346 366 379 1,362 1,760 Subordinated debenture Federal funds purchased and securities sol under agreements to repurchas 924 44 914 39 866 48 832 43 887 41 3,536 174 3,127 164 Total Non - Deposit Funding 1,296 1,275 1,276 1,256 1,333 5,103 5,191 Total Fundi n g $ 3,983 $ 3,796 $ 3,541 $ 3,536 $ 3,893 $ 14,856 $ 14,680 Net Interest Income (T E ) $ 49,403 $ 48,120 $ 41,267 $ 39,323 $ 41,498 $ 178,113 $ 151,540

Dec. Sept. Three Months Ended Twelve Months Ended Jun. Mar. Dec. Dec. Dec. 2015 2015 2015 2015 2014 2015 2014 YIELDS (1) (1) Interest and average rates are calculated on a tax - equivalent basis using an effective tax rate of 3 5% (2) Rate calculated based on average earning assets. (3) Rate calculated based on total average funding including non - interest bearing liabilit i e 31 AMERIS BANCORP FINANCIAL HIGHLIGHTS (unaudited) (dollars in thousands except per share data and FTE headcount) Federal funds sold 0.36% 1.37% 0.36% 0.29% 0.25% 0.60% 0.24% Interest bearing deposits in banks 0.36% 0.45% 0.35% 0.32% 0.38% 0.37% 0.33% Investment securities - taxable 2.47% 2.41% 2.50% 2.63% 2.68% 2.48% 2.77% Investment securities - nontaxable 3.52% 3.54% 3.54% 3.60% 3.59% 3.55% 3.55% Mortgage loans held for sale 4.18% 3.74% 3.75% 3.70% 3.86% 3.94% 3.64% Loans 4.74% 4.86% 4.87% 4.76% 4.94% 4.77% 5.00% Purchased non - covered loans 6.39% 5.99% 6.33% 7.38% 7.59% 6.49% 7.18% Purchased non - covered loan pools 2.91% 3.68% 3.45% 0.00% 0.00% 3.21% 0.00% Covered loans 7.82% 6.49% 5.51% 6.17% 6.22% 6.83% 6.29% Total Earning Assets 4.30% 4.39% 4.49% 4.79% 5.08% 4.47% 5.03% Noninterest bearing deposit 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% NOW accoun t s 0.17% 0.13% 0.17% 0.20% 0.21% 0.17% 0.18% MMDA 0.30% 0.29% 0.31% 0.31% 0.36% 0.30% 0.37% Savings accoun t s 0.07% 0.07% 0.08% 0.09% 0.11% 0.08% 0.11% Retail CDs < $100,000 0.52% 0.50% 0.50% 0.56% 0.57% 0.52% 0.54% Retail CDs > $100,000 0.66% 0.71% 0.70% 0.73% 0.74% 0.70% 0.74% Brokered C D s 0.00% 0.00% 0.00% 0.00% 3.35% 0.00% 3.23% Total Deposi t s 0.23% 0.22% 0.24% 0.27% 0.30% 0.23% 0.30% FHLB advanc e s 0.00% 0.00% 0.37% 0.36% 0.29% 0.37% 0.30% Other borrowin g s 3.34% 3.28% 3.31% 3.38% 3.23% 3.33% 4.42% Subordinated debenture Federal funds purchased and securities sol under agreements to repurchas 5.26% 0.28% 5.22% 0.35% 5.17% 0.33% 5.16% 0.33% 5.40% 0.34% 5.20% 0.34% 5.19% 0.35% Total Non - Deposit Funding 3.01% 3.31% 2.76% 2.85% 2.72% 3.03% 2.67% Total funding (3) 0.32% 0.32% 0.36% 0.40% 0.43% 0.34% 0.43% Net interest spre a d 3.98% 4.07% 4.13% 4.39% 4.65% 4.13% 4.60% Net interest marg i n 3.98% 4.07% 4.14% 4.39% 4.64% 4.12% 4.59%

32 Three Months Ended Twelve Months Ended AMERIS BANCORP FINANCIAL HIGHLIGHTS (unaudited) (dollars in thousands except per share data and FTE headcount) Three Months Ended Twelve Months Ended Dec. Sept. Jun. Mar. Dec. Dec. Dec. Operating Net Income Reconciliation 2015 2015 2015 2015 2014 2015 2014 Net income available to common shareholders $ 14,148 $ 15,627 $ 1,308 $ 9,764 $ 10,580 $ 40,847 $ 38,437 Merger and conversion charges 1,807 446 5,712 15 67 7,980 3,940 Non - recurring credit resolution related expenses - - 11,241 - - 11,241 - Other non - recurring adjustments - - - - 188 - (682) Tax effect of non - recurring charges (632) (156) (5,934) (5) (89) (6,727) (1,140) Plus: After tax non - recurring charges 1,175 290 11,019 10 (22) 12,494 2,800 Operating Net income 15,323 15,917 12,327 9,774 10,558 53,341 41,237 Operating net income per diluted share: $ 0.47 $ 0.49 $ 0.38 $ 0.32 $ 0.39 $ 1.66 $ 1.57 Return on average assets 1.12% 1.21% 1.11% 0.97% 1.04% 1.11% 1.18% Return on average common tangible equity 14.97% 16.23% 12.83% 10.40% 14.40% 13.66% 16.50% Three Months Ended Twelve Months Ended Net Interest Margin and Yields on Total Loan Dec. 2015 Sept. Jun. 2015 2015 Mar. 2015 Dec. 2014 Dec. Dec. 2015 2014 Excluding Accretion Reconciliatio Total Interest Income (T E ) $ 53,386 $ 51,916 $ 44,808 $ 42,859 $ 45,391 $ 192,969 $ 166,220 Accretion Inco m e 2,912 3,037 2,635 3,097 4,280 11,681 12,543 Total Interest Income (TE) Excluding Accretio $ 50,474 $ 48,879 $ 42,173 $ 39,762 $ 41,111 $ 181,288 $ 153,677 Total Interest Expen s e $ 3,983 $ 3,796 $ 3,541 $ 3,536 $ 3,893 $ 14,856 $ 14,680 Net Interest Income (TE) Excluding Accretio $ 46,491 $ 45,083 $ 38,632 $ 36,226 $ 37,218 $ 166,432 $ 138,997 Yield on Total Loans Excluding Accretio 4.92% 4.83% 4.86% 5.01% 5.05% 4.90% 5.11% Net Interest Margin Excluding Accretio 3.74% 3.81% 3.87% 4.05% 4.17% 3.85% 4.21% Core Earnings Reconciliation Dec. 2015 Sept. 2015 Jun. 2015 Mar. 2015 Dec. 2014 Dec. 2015 Dec. 2014 Pre - tax operating profit/(los s ) Plus: Credit Related Cos t s Provision for loan loss e s $ 17,444 553 $ 22,995 986 $ 1,794 2,656 $ 14,511 1,069 $ 14,747 888 $ 56,744 5,264 $ 56,205 5,648 (Gains)/Losses on the sale of legacy OR E O 535 36 436 110 (228) 1,117 (3) (Gains)/Losses on the sale of covered OR E O 610 56 194 20 344 880 527 Problem loan and OREO expen s e 1,078 991 10,632 3,031 5,175 15,732 12,984 Interest reversed (received) on non - accrual loan 58 17 413 156 (6) 644 405 Total Credit - Related Cos t s 2,834 2,086 14,331 4,386 6,173 23,637 19,561 Plus: Conversion charg e s Less: Non - recurring gai n s Gains on sales of securiti e s 1,807 - 446 (115) 5,712 (10) 15 (12) 67 - 7,980 (137) 3,940 (138) Gains on sales of bank premise (267) - - - - (267) (616) Other non - recurring adjustment - - - - 188 - (682) Pretax, Pre - provision earnin g s $ 21,818 $ 25,412 $ 21,827 $ 18,900 $ 21,175 $ 87,957 $ 78,270 As percentage of average assets, annualize 1.59% 1.93% 1.96% 1.88% 2.09% 1.62% 1.95% Three Months Ended Twelve Months Ended Dec. Sept. Jun. Mar. Dec. Dec. Dec. Recurring Operating Expenses 2015 2015 2015 2015 2014 2015 2014 Total Operating Expens e s Less: Credit costs & non - recurring charge Gains/(Losses) on the sale of legacy OR E O 53,028 (535) 48,396 (36) 56,864 (436) 40,827 (110) 41,733 228 199,115 (1,117) 150,869 3 Gains/(Losses) on the sale of covered OR E O (610) (56) (194) (20) (344) (880) (527) Problem loan and OREO expen s e (1,078) (991) (10,632) (3,031) (5,175) (15,732) (12,984) Severance paymen t s - - - - (188) - (188) Conversion expense (1,807) (446) (5,712) (15) (67) (7,980) (3,940) Gains/(Losses) on the sale of premise 267 - - - - 267 616 Other non - recurring adjustment - - - - (188) - 682 Recurring operating expense $ 49,265 $ 46,867 $ 39,890 $ 37,651 $ 35,999 $ 173,673 $ 134,531

Net income available to common sharehold e r 1,992 $ 3,108 $ 2,247 $ 1,925 $ 1,336 $ 9,272 $ 4,921 $ Warehouse Lending Net income available to common sharehold e r 731 $ 845 $ 925 $ 592 $ 470 $ 3,092 $ 1,280 $ SBA Division: Net income available to common sharehold e r 732 $ 716 $ 854 $ 533 $ 521 $ 2,835 $ 2,274 $ Total Consolidated Net income available to common sharehold e r 14,148 $ 15,627 $ 1,308 $ 9,764 $ 10,580 $ 40,847 $ 38,437 $ AMERIS BANCORP FINANCIAL HIGHLIGHTS (unaudited) (dollars in thousands except per share data and FTE headcount) 33 Three Months Ended Twelve Months Ended Dec. Sept. Jun. Mar. Dec. Dec. Dec. Segment Reporting 2015 2015 2015 2015 2014 2015 2014 Banking Division Net interest inco m e $ 44,088 $ 43,044 $ 36,806 $ 35,839 $ 38,045 $ 159,777 $ 140,460 Provision for loan loss e s 504 960 2,456 927 737 4,847 4,822 Noninterest inco m e Noninterest expense Salaries and employee benefit 12,739 19,225 13,470 17,921 9,262 15,675 8,780 15,362 8,595 14,196 44,251 68,183 32,337 55,101 Occupancy 5,356 5,444 4,376 4,144 4,319 19,320 16,097 Data Processing 5,759 4,998 3,913 4,011 3,901 18,681 14,436 Other expens e s 13,853 11,379 24,048 10,356 12,320 59,636 39,175 Total noninterest expen s e 44,193 39,742 48,012 33,873 34,736 165,820 124,809 Income before income taxe 12,130 15,812 (4,400) 9,819 11,167 33,361 43,166 Income T a x 1,436 4,854 (1,682) 3,105 2,914 7,713 12,918 Net inco m e 10,694 10,958 (2,718) 6,714 8,253 25,648 30,248 Preferred stock dividend - - - - - - 286 Net income available to common sharehold e r $ 10,694 $ 10,958 $ (2,718) $ 6,714 $ 8,253 $ 25,648 $ 29,962 Retail Mortgage Division Net interest inco m e $ 2,812 $ 2,485 $ 1,979 $ 1,545 $ 1,822 $ 8,821 $ 5,344 Provision for loan loss e s 49 26 200 142 151 417 826 Noninterest inco m e Noninterest expense Salaries and employee benefit 7,966 5,855 9,827 6,138 9,095 5,592 7,610 4,527 6,076 4,175 34,498 22,112 24,959 15,918 Occupancy 501 397 396 380 373 1,674 1,342 Data Processing 266 308 279 212 315 1,065 1,043 Other expens e s 1,043 662 1,150 932 828 3,787 3,603 Total noninterest expen s e 7,665 7,505 7,417 6,051 5,691 28,638 21,906 Income before income taxe 3,064 4,781 3,457 2,962 2,056 14,264 7,571 Income T a x 1,072 1,673 1,210 1,037 720 4,992 2,650 Net inco m e 1,992 3,108 2,247 1,925 1,336 9,272 4,921 Preferred stock dividend - - - - - - - Net interest inco m e $ 995 $ 1,128 $ 1,179 $ 835 $ 752 $ 4,137 $ 2,016 Provision for loan loss e s - - - - - - - Noninterest inco m e 336 372 383 273 237 1,364 655 Noninterest expense Salaries and employee benefit 156 137 99 127 84 519 255 Occupancy 3 1 1 2 - 7 1 Data Processing 20 22 20 33 11 95 54 Other expens e s 28 40 19 36 171 123 392 Total noninterest expen s e 207 200 139 198 266 744 702 Income before income taxe 1,124 1,300 1,423 910 723 4,757 1,969 Income T a x 393 455 498 319 253 1,665 689 Net inco m e 731 845 925 592 470 3,092 1,280 Preferred stock dividend - - - - - - - Net interest inco m e $ 723 $ 742 $ 724 $ 613 $ 387 $ 2,802 $ 2,066 Provision for loan loss e s - - - - - - - Noninterest inco m e 1,366 1,309 1,886 912 1,454 5,473 4,885 Noninterest expense Salaries and employee benefit 736 738 1,099 616 861 3,189 2,604 Occupancy 57 73 36 28 25 194 81 Data Processing 1 1 2 4 2 8 18 Other expens e s 169 137 159 57 152 522 749 Total noninterest expen s e 963 949 1,296 705 1,040 3,913 3,452 Income before income taxe 1,126 1,102 1,314 820 801 4,362 3,499 Income T a x 394 386 460 287 280 1,527 1,225 Net inco m e 732 716 854 533 521 2,835 2,274 Preferred stock dividend - - - - - - - Net interest inco m e $ 48,618 $ 47,399 $ 40,688 $ 38,832 $ 41,006 $ 175,537 $ 149,886 Provision for loan loss e s 553 986 2,656 1,069 888 5,264 5,648 Noninterest inco m e 22,407 24,978 20,626 17,575 16,362 85,586 62,836 Noninterest expense Salaries and employee benefit 25,972 24,934 22,465 20,632 19,316 94,003 73,878 Occupancy 5,917 5,915 4,809 4,554 4,717 21,195 17,521 Data Processing 6,046 5,329 4,214 4,260 4,229 19,849 15,551 Other expens e s 15,093 12,218 25,376 11,381 13,471 64,068 43,919 Total noninterest expen s e 53,028 48,396 56,864 40,827 41,733 199,115 150,869 Income before income taxe 17,444 22,995 1,794 14,511 14,747 56,744 56,205 Income T a x 3,296 7,368 486 4,747 4,167 15,897 17,482 Net inco m e 14,148 15,627 1,308 9,764 10,580 40,847 38,723 Preferred stock dividend - - - - - - 286